MID-ATLANTIC REALTY TRUST

DEFERRED COMPENSATION AND FEE PLAN
FOR NON-EMPLOYEE TRUSTEES


SECTION I - PURPOSE

		Mid-Atlantic Realty Trust ("MART")
hereby adopts this Deferred Compensation and Fee
Plan for Non-Employee Trustees (the "Plan") effective April 1, 1998. The purpose of this Plan is to provide non-employee members of the Board of Trustees of Mid-Atlantic Realty Trust
(a "Board Member") with the opportunity to defer all or part of their compensation and fees for services as a Board Member.

SECTION II - PARTICIPANTS

		Any Board Member who, at the time of
making an election as provided in Section III, is not an employee of MART or any of its subsidiaries is eligible to participate in the Plan. A Board Member who elects to participate as provided for in this Plan is referred to herein as a "Participant".

SECTION III - ELECTION TO DEFER COMPENSATION

		A.	Amount of Deferral.  A Participant
may elect to defer receipt of all or a specified portion of the compensation and fees
(exclusive of expense reimbursements) payable to the Participant during a calendar year for serving on the Board of Trustees of MART.

		B.	Manner of Electing Deferral.
A Participant elects to defer compensation and fees on a form approved and accepted by the Plan Administrator.
The form will include:

(1) the percentage or amount of compensation and fees to be deferred; and

(2) an election of a lump-sum payment or of a number of annual installments (not to exceed ten) for the payment of the deferred compensation; and

(3) the date the lump sum payment
will be made or the installment payments will begin. Such date must not be earlier than 30 days following the Participant's termination of service as a Board Member, and must not be later than the January 15th first following the later of (i) the Participant's 70th birthday or (ii) the year in which service as a Board
Member terminates.

C. Time of Election. In order to participate in the Plan for a calendar year, the Board Member must submit an election form described in Section III.B. to the Plan
Administrator prior to January 1 of the
calendar year for which the election applies. For the first short year of the Plan, the Board Member must submit an election form prior to April 1, 1998. If the Board Member is first elected to the Board during a calendar year, such Board Member must submit an election form described in Section III.B. to the Plan
Administrator prior to the beginning of his elected term and prior to his right to receive compensation and fees for such term.

		D.	Length of Election.	An election
to defer compensation and fees will continue in effect until the earlier of: (1) the end of the Participant's service as a Board Member or (2) the end of the calendar year during which the Participant elects to discontinue deferrals.

		E.	Change or Discontinuance of Election.
A Participant may change the amount of compensation and fees deferred to the Plan or may discontinue making deferrals by submitting written notice to the Plan
Administrator of the change or discontinuance prior to the calendar year for which the change or discontinuance is to be effective. The election to change the amount of deferrals must be made on a form approved and accepted by the Plan Administrator. Any election to change or discontinue deferrals will operate with respect to compensation and fees payable for prospective calendar years only.

SECTION IV - TRUST


MART shall maintain a trust (the "Trust") with a person or entity with trust powers (the "Trustee"), pursuant to such terms and conditions as set forth in the Trust Agreement (the "Trust Agreement") entered into between MART and the Trustee. The Trust is intended to be treated as, and shall be interpreted as, a "grantor trust" under the Internal Revenue Code of 1986, as amended. The establishment of the Trust is not intended to cause Participants to realize current income on amounts contributed thereto.
Amounts of compensation and fees deferred under this Plan will be paid by MART to the Trustee with reasonable promptness. Payments of deferred compensation and investment of contributions under this Plan will be made by the Trustee pursuant to the Trust Agreement.

SECTION V - DEFERRED MONEY AND STOCK UNIT ACCOUNTS


A.

Deferred Money and Stock Unit Accounts.  For each
Participant, the Plan Administrator will maintain a deferred money account ("Deferred Money Account") and a stock unit account ("Stock Unit Account")
(collectively, "Account"). Each Participant will be furnished with periodic statements of his Deferred
Money Account and Stock Unit Account balances.


B.

Investment Elections. A Participant may elect to invest his deferrals under this Plan in the Deferred
Money Account or the Stock Unit Account.  A
Participant may also elect to transfer all or a portion of his existing Deferred Money Account balances into his Stock Unit Account. Amounts invested in the Participant's Stock Unit Account may not be transferred to his Deferred Money Account.
Investment and transfer elections must be made on a properly completed investment election form approved and accepted by the Plan Administrator. The investment elections will be effective at the time or times deemed appropriate by the Plan Administrator.
There is no limit on the number of investment election forms which can be submitted by a Participant during a calendar year. If the Participant does not direct the investment of all of his deferrals to the Plan, any undirected amounts will be invested in the Participant's Stock Unit Account.


C.

Deferred Money Account.  Amounts invested in the
Deferred Money Account will be credited to such Account on the date such amounts would otherwise be payable to the Participant. Interest shall be credited to the balance in the Account at the end of each calendar quarter at the prime rate charged by the First National Bank of Maryland (or its successor) as in effect on the last day of the preceding calendar quarter. An allocation and accounting of each Participant's Deferred Money Account shall occur at such times as designated by the Plan Administrator.


D.

Stock Unit Account.

Amounts invested in the Stock Unit Account shall be invested in accordance with the terms of the Plan in common shares of beneficial interests of MART, par value $.01 per share (the "MART Shares"). MART Shares to be acquired under the Plan may be purchased in the open market, in private transactions, or directly from MART, in the discretion of the Plan Administrator.
MART has reserved up to 50,000 MART shares for issuance under the Plan.

		Amounts deferred by the Participant which are to be credited to the Participant's Stock Unit
Account will be initially credited to a holding account and will subsequently be converted into whole MART Share stock units by the Plan Administrator at the time or times deemed appropriate by the Plan Administrator.
The stock price at which such conversion to MART
Shares occurs shall be the last reported bid price per MART Share on the New York Stock Exchange on the day such stock conversion occurs. The number of stock units for whole MART Shares so determined shall be allocated to the Participant's Stock Unit Account and the aggregate value thereof at said stock price shall be charged to the Participant's holding account. Any cash balance remaining in the Participant's holding account after such allocation shall be used, together with other subsequent credits to the Participant's
Stock Unit Account, at the next stock conversion date to purchase whole MART Shares. The election by a Participant to invest his deferrals in the Stock Unit
Account, including the election to transfer all or a portion of his existing Deferred Money Account balances or future deferral amounts, is irrevocable.


E.

MART Shares. Additional allocations will be made to each Participant's Stock Unit Account in dollar amounts equal to the cash dividends (or the fair market value of dividends paid in property) the Participant would have received from time to time had the Participant been the owner on the relevant dates of the number of MART Shares allocated to the Participant's Stock Unit Account on such dates. Such dollar amounts shall initially be held in the holding account for the Stock Unit Account and shall be used by the Plan Administrator to purchase additional MART
Shares at the next stock conversion date.

		In the event of any merger, consolidation, stock dividend, split-up, combination or exchange of shares or recapitalization or change in capitalization of MART, the total number of stock units allocated to a Participant's Stock Unit Account, and the number of MART Shares reserved for issuance pursuant to the Plan, shall be proportionately adjusted. Such adjustment shall be made by the Board of Trustees of MART and any such adjustments shall be conclusive and binding on Participants.

All MART Shares allocated to a Participant's Stock Unit
Account shall be voted by the Board of Trustees of MART.

SECTION VI - VALUE OF DEFERRED COMPENSATION ACCOUNTS

		The value of each Participant's Account
shall consist of compensation and fees deferred as invested, and all net realized and unrealized earnings thereon.
All credits to an Account shall be credited with interest equivalents in relation to the period from the date credited to the date of withdrawal. As promptly as practicable following the close of each calendar year, a statement shall be sent to each Participant as to the balance in the Participant's
Account as of the end of such year.

SECTION VII - PAYMENT OF DEFERRED COMPENSATION


A.

Termination of Service. Upon termination of a Participant's service as a Board Member, the following shall occur:

		(1)	The balance of the Participant's
Deferred Money Account shall be paid to the Participant in cash, payable in a lump sum or installments
(not to exceed ten (10) annual payments) as elected by the Participant in his compensation deferral election completed under Section III. B.(2). Deferred Money
Account interest, dividend and other earnings on undistributed Deferred Money Account amounts shall continue to be allocated to a Participant's Deferred
Money Account through the Plan allocation and accounting date preceding the final distribution of a Participant's account.

		(2)	The number of whole MART Shares allocated
to the Participant's Stock Unit Account shall be distributed to the Participant, payable in a single distribution or in installments (not to exceed ten (10) annual payments) as elected by the Participant in his compensation deferral election completed under Section
III. B.(2). If payment will be made in a single distribution, then to the extent the Participant's
Stock Unit Account consists of any dollar amounts not yet converted to whole MART Shares by the date of the distribution, such cash amounts shall instead be transferred to the Participant's Deferred Money
Account and shall be distributed to the Participant in accordance with the distribution of other dollar amounts from the Participant's Deferred Money Account.
Additional allocations to a Participant's Stock Unit
Account in accordance with Section V.E. of the Plan shall continue to be made on any undistributed stock units until a final distribution of the balance of a Participant's Stock Unit Account. During such distribution period, any cash amounts allocated to a Participant's Stock Unit Account (for example, through the payment of cash dividends) shall automatically be transferred to the Participant's Deferred Money
Account and distributed accordingly.

		(3)	If the Participant elects a lump sum
distribution, the amounts to be distributed from the Participant's Deferred Money Account and
Stock Unit Account shall be based on the last accounting and allocation to the Participant's Accounts, in addition to any dollar amounts actually deferred by the Participant into the Plan since such date. If the Plan
Participant chooses an annual installment distribution, the amount distributed upon each distribution from the Participant's Deferred Money
Account and Stock Unit Account shall be determined utilizing a fraction of the balance in the Participant's Accounts at the date distributions occur. With respect to the initial distribution, a fraction consisting of a numerator of one (1) and a denominator equal to the total number of installments elected shall be applied to the Account balances. The amount of any subsequent annual distribution shall be determined by applying a fraction to the then current Account balances which shall consist of a numerator of one (1) and a denominator equal to the total number of installments elected minus the number of installments previously paid.

		(4)	Notwithstanding subparagraph A.(2) above,
if the MART Shares are not considered to be readily traded on an established securities market, the Participant may direct that the number of whole MART Shares in his Stock Unit Account be converted to cash at such shares' current value prior to their distribution to the Participant. For purposes of this subparagraph
A.(4), MART Shares shall be considered to be readily tradeable on an established market if they are listed on a national securities exchange registered under
Section 6 of the Securities Exchange Act of 1934
("1934 Act") or are quoted on a system sponsored by a national securities association registered under
Section 15A(b) of the 1934 Act, and such stock is regularly quoted by brokers or dealers making a market in such stock. The current value of MART Shares shall be determined by the Board of Trustees of MART in its sole discretion using one or more valuation techniques including, but not limited to, the most recent independent appraisal value of the MART Shares determined by an outside appraiser, the value determined by recent trades of the MART Shares or any other appropriate business valuation technique.

		Any such cash conversion election by a Participant shall be effective six months after the election is received by the Plan Administrator.

		(5)	Any MART Shares distributed to a Participant
upon his termination of service as a Board Member may not be sold or otherwise disposed of within 6 months from the date of the crediting of such MART Shares to the Participant's Stock Unit Account.


B.

Death. In the event of a Participant's death, the balances in the Participant's Account shall be paid in a lump sum or installments, in the Plan
Administrator's discretion, to the Participant's estate, or the beneficiary or beneficiaries designated by the Participant on a form approved and accepted in writing by the Plan Administrator prior to the Participant's death. Payment shall commence as soon as reasonably possible after the Participant's death, provided the Plan Administrator may require such proof of the right to proceeds, including the execution of tax forms as in its discretion may be required, and provided further that if a beneficiary or beneficiaries are named but have not claimed the payment within six months of a Participant's death, then at any time thereafter, the Plan Administrator in its sole and absolute discretion, may make the payment or payments to the Participant's estate. Payment made by the Plan Administrator as herein provided shall be a full and complete release and acquittance to MART, its successors and assigns.


C.

Disability. In the event a Participant becomes totally disabled, then at anytime thereafter, the Plan
Administrator in its sole and absolute discretion, may authorize installment payments from the Participant's
Account in amounts determined by the Plan
Administrator to be paid to that Participant during the time of such total disability. The determination of the existence of total disability shall be made by the Plan Administrator, who may utilize the definition(s) included in MART's LTD program in effect at the time, and whose decision in that regard shall be absolute, final and binding upon all interested persons.


D.

Incapacity of Recipient. In the event the Participant is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under this Plan to which such Participant is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.
Except as provided above in this paragraph, when the Plan Administrator, in its sole discretion, determines that a Participant is unable to manage his financial affairs, the Plan Administrator may make distributions to any qualified person for the benefit of such Participant.


E.

Hardship Withdrawals. In the event of undue hardship of the Participant, then the Plan Administrator, in its sole and absolute discretion, may authorize installment payments from the Participant's account in amounts determined by the Plan Administrator. The determination of the existence of undue hardship shall be with the Plan Administrator, whose discretionary decision shall be absolute, final and binding upon all interested persons.

		Examples of financial hardship, included for utilization in the Plan, are:

			(1)	Medical, hospitalization, long term
care (in residence or not), hospice and nursing home expenses incurred by the Participant, or the Participant's spouse or dependents, including relatives residing within the Participant's residence and/or for whom the Participant provides at least 50% of his financial support annually.

			(2)	Purchase of a principal residence
by the Participant, excluding mortgage payments.

			(3)	Payment of tuition for the next semesters
or quarters of high school and/or post-secondary
(after high school) education for Participant's spouse, children or dependents, or Participant.

			(4)	Payments needed to prevent eviction from,
or foreclosure of the mortgage on, Participant's principal residence.

		The Plan Administrator may, in its sole discretion, utilize additional criteria as needed. The Participant must have deferred compensation in the Plan for no less than one year to be eligible to request and to receive the Plan Administrator's authorization for installment payments on account of hardship.

		The Participant must make the request in writing stating the reason(s) for the hardship withdrawal, together with any relevant supporting information deemed necessary by the Plan Administrator. The minimum installment that may be requested and paid on account of any hardship withdrawal is $1,000.00.


F.

Unclaimed Benefit.  Each Participant will keep the
Plan Administrator informed of his current address and the current address of his beneficiaries. The Plan
Administrator shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Plan
Administrator within two years after the date on which any payment of the Participant's Account may be made, the amounts in the Participant's Deferred Money and Stock Unit Accounts will be converted to cash. An amount equal to the converted cash will become a claim by the Participant against the assets of MART and the Participant's rights under the Plan will cease to exist. The converted cash will be used to reduce the future obligations, to the extent of the converted cash, required of MART under the Plan. If within six months after the death of a Participant, the Plan
Administrator is unable to locate any beneficiary of the Participant, then the Plan Administrator may fully discharge its obligation and the obligation of MART by payment to the Participant's estate.


SECTION VIII - PARTICIPANT'S RIGHTS UNSECURED

		The rights of the Participant, any designated beneficiary of the Participant, or any other person claiming through the Participant under this Plan shall be solely those of an unsecured general creditor of MART and such individual shall only have the right to receive from MART those payments as specified under this Plan. The Participant agrees that he, his designated beneficiary, or any other person claiming through him shall have no rights or interest whatsoever in any asset of MART, including any specific assets which MART may possess or obtain to informally fund this Plan.

SECTION IX - NON-ASSIGNABILITY

		The right of a Participant to receive any unpaid portion of the Participant's deferred compensation account shall not be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or his beneficiary, nor may it be transferred by operation of law in the event of bankruptcy, insolvency or otherwise.

SECTION X - ADMINISTRATION

		The Plan Administrator shall be the Treasurer of MART, and in the Treasurer's absence or inability to serve, that officer designated by the President/CEO of MART. The Administrator shall have authority to adopt record keeping and compliance rules and regulations for carrying out of the Plan. The
Administrator will coordinate activities with MART's
Secretary who, acting as assistant Administrator, is authorized to communicate to, enroll, suspend and discharge participants, make design recommendations, interpret, construe and implement the provisions hereof.

SECTION XI - AMENDMENT AND TERMINATION

		This Plan may be amended, modified, or terminated by the action of the Board of Trustees of MART at any time.
In the event of a transfer of substantially all of the assets of MART, this Plan shall terminate with the assets that are owned by the transferor returned to the Participants as specified in Section
VIII.

SECTION XII - LIMITATIONS ON LIABILITY

		Neither MART nor any individual acting as its agent or as a member of its Board of Trustees shall be liable to any Participant, former Participant, or any other person for any claim, loss, liability or expense incurred in connection with this Plan.

SECTION XIII - STATE LAW

		This Plan and Agreement is established under and will be construed according to the laws of the state of Maryland.

SECTION XIV - PREVIOUS DEFERMENT AGREEMENTS

		Certain members of the Board of Trustees of MART entered into Deferment Agreements with MART dated as of December
31, 1993. As of April 1, 1998, no further deferrals are allowed under those Deferment
Agreements and any future deferrals by members of the Board must be made in accordance with the terms of this Plan.

		From and after April 1, 1998, amounts deferred under the Deferment Agreements will be held in the Trust provided for in Section IV of this Plan, but will be accounted for separately from amounts deferred under this Plan. Amounts deferred under the Deferment
Agreements will be invested in the manner provided for in Section V of this Plan, except that such amounts will be invested in the Deferred Money Account unless and until the Participant directs their investment in the Stock Unit Account. Amounts deferred under the Deferment Agreements will be distributed at the times and in the amounts specified in the Deferment
Agreements. However, the provisions of Section VII of this Plan relating to treatment of MART Shares will apply to the extent any amounts deferred under the Deferment Agreements are invested in MART Shares.
Amounts deferred under the Deferment Agreements are not eligible for hardship withdrawal under Section
VII.E.

SECTION XV - SIGNATURE

MID-ATLANTIC REALTY TRUST

_________By:_________________
Date

F. Patrick Hughes, President

3/4/98

MID-ATLANTIC REALTY TRUST

DEFERRED COMPENSATION AND FEE PLAN
FOR NON-EMPLOYEE TRUSTEES

NOTICE AND DEFERRAL ELECTION FORM

------------------------------------------------------
-----------


TO:______________________________
DATE:_____________________

          This is to inform you that you are eligible to defer all or any portion of your compensation and fees from Mid-
Atlantic Realty Trust for
service as a Trustee, as provided in the Mid-Atlantic
Realty Trust Deferred
Compensation and Fee Plan for Non-Employee Trustees, a copy of which is being delivered to you with this Notice and Deferral Election Form.

          Please acknowledge receipt of this Notice and Deferral
Election Form and copy of the Plan by signing and dating below and checking whether or not you elect to participate in the Plan. If you desire to participate in the Plan, please also complete the attached Deferred
Compensation Election and Request for Investment
Direction forms.
Please return this Form, and the Deferred Compensation
Election and
Request for Investment Direction forms if applicable, to the Plan
Administrator as soon as possible.

          An election to defer compensation and fees must be made before the beginning of the calendar year. For the first year of the Plan, an election must be made before April 1, 1998. For the calendar year in which you are first elected to the Board of Trustees, your election must be made at or prior to the beginning of your term on the Board.
Your election remains
in effect for that calendar year and all future calendar years until the end of your service as a Trustee. However, you may amend or cancel your election for any future calendar year of service as a Trustee. Any amendment or cancellation must be in writing and received by the Plan
Administrator prior to the beginning of the relevant year for which the amendment or cancellation is to become effective. If you do not elect to become a participant at this time, you may elect to become a participant for any future calendar year in which you are a Trustee, provided the election is received prior to the beginning of that year.

ACKNOWLEDGEMENT

          I hereby acknowledge receipt of this Notice and Deferral
Election Form together with a copy of the Deferred
Compensation and Fee
Plan.

________________
_________________________________________
     DATE                     SIGNATURE



ELECTION  (check one)

______    I do not elect to participate in the Plan at
this time.
______    I elect to participate in the Plan and to
defer payment of my
compensation and fees in accordance with the attached
Deferred
Compensation Election form.


     DEFERRED COMPENSATION ELECTION


TO:  PLAN ADMINISTRATOR OF MID-ATLANTIC REALTY
TRUST DEFERRED COMPENSATION AND FEE PLAN FOR
NON-EMPLOYEE TRUSTEES

In accordance with the provisions of the Mid-Atlantic
Realty Trust
Deferred Compensation and Fee Plan for Non-Employee
Trustees (the
"Plan"), I hereby elect to defer future compensation and fees (excluding expense reimbursements) otherwise payable to me for services as a Trustee of Mid-Atlantic Realty Trust.

1.  AMOUNT OF DEFERRAL: (check one)

     __________% of compensation and fees
               OR
     The sum of
_______________________________________ dollars
per calendar year.

2. COMPENSATION DEFERRED IS TO BE PAID IN: (check one)

     __________     a lump-sum
               OR
     __________     (insert number up to 10) annual
installments

3.  PAYMENT SHALL COMMENCE ON THE FOLLOWING
DATE: (check one)

     __________     30 days following termination of
service as a Trustee
               OR
     __________     January 15th, ____ (insert year).
This date cannot
precede termination of service as a Trustee, and cannot be later than
January 15th following the year in which service terminates or you attain age 70, whichever is later.

4.  BENEFICIARY DESIGNATION:  (complete the following)

In the event of my death before receiving the entire balance of my deferred compensation and fees, the unpaid balance shall be paid in accordance with the Plan provisions to the beneficiary herein named, or, if none, to my estate.

I hereby designate ________________________________,
my
______________________, SSN ________________________,
current
address of ______________________________ and current
phone number
of _____________________ as primary beneficiary to receive all remaining compensation upon my death.

I hereby designate ________________________________,
my
______________________, SSN ________________________,
current
address of ______________________________ and current
phone number
of _____________________ as secondary beneficiary to receive all remaining compensation upon my death if my primary beneficiary does not survive me.

YOU MUST ALSO COMPLETE THE "REQUEST FOR INVESTMENT
DIRECTION" FORM


______________________
__________________________________
        Date                       Signature of
Participant

Address:______________________________________________
__________

SSN:_______________ Phone
number:______________________________


Received on the _______________ day
of__________________, 19___

By:___________________________________________________
___________
               (Plan Administrator)


     MID-ATLANTIC REALTY TRUST

     DEFERRED COMPENSATION AND FEE PLAN
     FOR NON-EMPLOYEE TRUSTEES

     REQUEST FOR INVESTMENT DIRECTION


_________________________________________
          Name of Participant

In accordance with the Mid-Atlantic Realty Trust
Deferred Compensation
and Fee Plan for Non-Employee Trustees (the "Plan"), I have elected to defer compensation and fees otherwise payable to me for services as a
Trustee of Mid-Atlantic Realty Trust.

1. I hereby request that my future deferrals of compensation and fees be invested as follows:


Investment                 Percentage (Whole % 1-100)

MART Common Shares of
Beneficial Interest           _____________%

Deferred Money Account        _____________%
                                   100%

2.   I hereby request that _____% of my existing
Deferred Money
Account balance be irrevocably invested in MART common shares of beneficial interest.

I understand that:

(a) This request is effective for all deferred compensation contributed to my account as directed.

(b) This request may be changed for existing balance(s) or future deferrals, upon written notice to the Plan
Administrator, to be effective
when deemed appropriate by the Administrator.

(c) Investments in MART common shares of beneficial interest may not be transferred to the Deferred Money Account.

(d) All compensation designated for investment will be set up as subsidiary account(s) in the Trust established for the Plan.

(e) Periodic account statements confirming my balances and investment directions and an annual statement regarding valuation of my account will be provided to me.

(f) Investments under the investment options set forth above are subject to such rules and limitations as may be adopted by the
Administrator or the Trustee.

Received on the _______ day of
_________________________, 19___

By:  _________________________________________________
               (Plan Administrator)


     MID-ATLANTIC REALTY TRUST

     TRUST UNDER DEFERRED COMPENSATION
     AND FEE PLAN FOR NON-EMPLOYEE TRUSTEES

          This Trust Agreement ("Agreement") made as of April 1,
1998, by and between Mid-Atlantic Realty Trust
("MART") and Eugene T.
Grady ("Trustee").

          WHEREAS, MART adopted the MART Deferred
Compensation and Fee Plan for Non-Employee Trustees
(the "Plan"),
effective April 1, 1998; and

          WHEREAS, MART hereby adopts the Trust Under
Deferred Compensation and Fee Plan for Non-Employee
Trustees (the
"Trust"), effective April 1, 1998; and

          WHEREAS, MART expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan;
and

          WHEREAS, MART wishes to maintain a trust
(the "Trust")
and to contribute to the Trust assets that shall be held therein, subject to the claims of MART's creditors in the event of MART's
Insolvency, as herein
defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

          WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for non-employee trustees; and

          WHEREAS, it is MART's intention to make
contributions to
the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plan.

          NOW, THEREFORE, MART and the Trustee do
hereby
agree that this Trust shall be comprised, held and disposed of as follows:

SECTION I. - ESTABLISHMENT OF TRUSt

          A.   The assets of the Trust shall be held,
administered
and disposed of by the Trustee as provided in this Agreement and in accordance with the Plan.

          B.   The Trust hereby established shall be
irrevocable.
          C.   The Trust is intended to be a grantor
trust, of which
MART is the grantor, within the meaning of Sections
671 et seq. of the
Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

          D.   The principal of the Trust, and any
earnings thereon
shall be held separate and apart from other funds of MART and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against MART. Any assets held in the Trust will be subject to the claims of MART's general creditors under federal and state law in the event of Insolvency of MART, as defined in Section
III.A.

          E.   MART, in its sole discretion, may at
any time, or
from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Agreement. Neither the
Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

          F.   Upon a Change of Control, as defined in
Section
XIV, MART shall, as soon as possible, but in no event longer than thirty
(30) days following the Change of Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each of the Plan participants or beneficiaries the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred.

SECTION II - PAYMENTS TO PLAN PARTICIPANTS AND THEIR
             BENEFICIARIES

          A.   MART shall deliver to the Trustee a
schedule (the
"Payment Schedule") that: (i) indicates the amounts payable with respect to
Plan participants (and his or her beneficiaries); (ii) provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable; (iii) indicates the form in which such amounts are to be paid (as provided for or available under the Plan); and (iv) provides the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to Plan participants and their beneficiaries in accordance with such Payment
Schedule. The Trustee
shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by MART.

          B.   The entitlement of a Plan participant
or his or her
beneficiaries to benefits under the Plan shall be determined by the Plan
Administrator under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

          C.   MART may make payment of benefits
directly to
Plan participants or their beneficiaries as they become due under the terms of the Plan. MART shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, MART shall make the balance of each such payment as it falls due. The Trustee shall notify MART where principal and earnings are not sufficient.

SECTION III - TRUSTEE RESPONSIBILITY REGARDING
PAYMENTS TO
              TRUST BENEFICIARY WHEN MART IS INSOLVENT

          A.   The Trustee shall cease payment of
benefits to Plan
participants and their beneficiaries if MART is Insolvent. MART shall be considered "Insolvent" for purposes of this Agreement if: (i) MART is unable to pay its debts as they become due; or (ii)
MART is subject to a
pending proceeding as a debtor under the United States
Bankruptcy Code.

          B.   At all times during the continuance of
this Trust, as
provided in Section I.D, the principal and income of the Trust shall be subject to claims of general creditors of MART under federal and state law as set forth below:

               (1)  The Board of Trustees and the
Chief
Executive Officer of MART shall have the duty to inform the Trustee in writing of MART's Insolvency. If a person claiming to be a creditor of
MART alleges in writing to the Trustee that MART has become Insolvent, the Trustee shall determine whether MART is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries from the Trust.

               (2)  Unless the Trustee has actual
knowledge of
MART's Insolvency, or has received notice from MART or a person claiming to be a creditor alleging that MART is Insolvent, the Trustee shall have no duty to inquire whether MART is Insolvent.
The Trustee may in
all events rely on such evidence concerning MART's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning MART's solvency.

               (3)  If at any time the Trustee has
determined that
MART is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of MART's general creditors. Nothing in this Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of an Insolvent MART with respect to benefits due under the Plan or otherwise.

               (4)  Trustee shall resume the payment
of benefits
to Plan participants or their beneficiaries in accordance with Section II of this Agreement only after Trustee has determined that MART is not
Insolvent or is no longer Insolvent.

          C.   If the Trustee discontinues the payment
of benefits
from the Trust pursuant to Section III.B and subsequently resumes such payments, the first payment following such discontinuance shall, provided that there are sufficient assets in the Trust, include the aggregate amount of all payments due to Plan participants or their beneficiaries from the Trust under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the allegedly Insolvent MART in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION IV - PAYMENTS TO MART

          Except as provided in Section III, MART
shall have no right
or power to direct the Trustee to return to it or to divert to others any of the Trust assets before all payment of benefits have been made from the Trust to Plan participants and their beneficiaries pursuant to the terms of the Plan.

SECTION V - INVESTMENT AUTHORITY

          A.   The duties, powers, and
responsibilities of the
Trustee shall be limited as specifically set forth in this Section V and as otherwise limited in this Agreement. The Trustee's powers shall include the following:

               (1)  The power to invest in securities
(including
stock or rights to acquire stock) or obligations issued by MART. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants. With regard to any Trust assets which consist of common shares of beneficial interest of MART, the Trustee shall vote such shares and respond to any tender offer to purchase such shares only as directed by the board of trustees of MART.

               (2)  The power to hold, manage and
control the
assets held in trust, to invest and reinvest the same, in such manner as the
Trustee deems to be reasonably sound. The Trustee shall not be held responsible for any loss incurred through an investment error made in good faith, but shall be liable only for the Trustee's willful misconduct.

               (3)  The power to take and hold title
to invest
assets in the name of the Trustee or a nominee of the Trustee without disclosing the Trust.

               (4)  The power to give general and
special powers
of attorney with or without rights of substitution, and generally to exercise any powers of an owner with regard to investment of the Trust assets.

               (5)  The power to sue or defend in any
suit or
legal proceeding by or against the Trust. The Trustee shall have full power in the Trustee's discretion to compound, compromise, and adjust all claims and demand in favor of or against the Trust, upon such terms and conditions as the Trustee deems appropriate; provided, however, that the
Trustee shall be indemnified by MART for all expenses and liabilities in connection with any such proceedings.

               (6)  The power to employ such agents,
attorneys
in fact, experts, and investment and legal counsel, and to delegate discretionary powers to or rely upon information or advice furnished by any such persons.

               (7)  The power to do all acts, whether
or not
expressly authorized, which may be necessary or proper for the protection of the assets of the Trust, or for carrying out any duty imposed hereunder.

          B.   Notwithstanding any powers granted to
the Trustee,
pursuant to this Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section
301.7701-2 of the Procedure and Administrative
Regulations promulgated
pursuant to the Internal Revenue Code.


SECTION VI - DISPOSITION OF INCOME

          During the term of this Trust, all of the income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION VII - ACCOUNTING BY THE TRUSTEE

          The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including records of the contributions, earnings and distributions and such specific records as shall be agreed upon in writing between
MART and the Trustee. Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of the
Trustee, the Trustee shall deliver to MART a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales
(accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

SECTION VIII - RESPONSIBILITY OF THE TRUSTEE

          A.   The Trustee shall act with the care,
skill, prudence
and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by MART which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by MART. In the event of a dispute between MART and any third party, including a Plan participant or beneficiary, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

          B.   If the Trustee undertakes or defends
any litigation
arising in connection with this Trust, MART agrees to indemnify the
Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If MART does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain funds to make payment from the Trust.

          C.   The Trustee may consult with legal
counsel (who
may also be counsel for MART generally) with respect to any of its duties or obligations hereunder.

          D.   The Trustee may hire agents,
accountants, attorneys,
actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

          E.   The Trustee shall have, without
exclusion, all powers
conferred on trustees by applicable law, unless expressly provided otherwise in this Agreement; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a
successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

SECTION IX - COMPENSATION AND EXPENSES OF THE TRUSTEE

          MART shall pay any administrative and
Trustee's fees and
expenses. If not so paid, the fees and expenses shall be paid from the Trust.

SECTION X - RESIGNATION AND REMOVAL OF THE TRUSTEE

          A.   The Trustee may resign at any time by
written notice
to MART which shall be effective 30 days after receipt of such notice unless MART and the Trustee agree otherwise.

          B.   The Trustee may be removed by MART on
30 days
notice or upon shorter notice accepted by the Trustee.
Such removal must
be approved by the Board of Trustees of MART.

          C.   Upon resignation or removal of the
Trustee and
appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within
60 days after receipt of notice of resignation, removal or transfer, unless
MART extends the time limit.

          D.   If the Trustee resigns or is removed, a
successor shall
be appointed in accordance with Section XI by the effective date of resignation or removal under Section X.A or X.B. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions.
All expenses of the
Trustee in connection with the termination proceeding shall be allowed as administrative expenses of the Trust.

SECTION XI - APPOINTMENT OF SUCCESSOR

          A.   If the Trustee resigns (or is removed)
in accordance
with Section X.A or X.B, MART may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by MART or the successor Trustee to evidence the transfer.

          B.   The successor Trustee need not examine
the records
and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections VII and VIII. The successor Trustee shall not be responsible for, and MART shall indemnify and defend the successor
Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION XII - AMENDMENT OR TERMINATION

          A.   This Agreement may be amended, with the
approval
the Board of Trustees of MART, by a written instrument executed by the
Trustee and MART. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

          B.   The Trust shall not terminate until the
date on which
Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to MART.

          C.   Upon written approval of all Plan
participants or
beneficiaries entitled to payment of benefits pursuant to the terms of the
Plan, MART may terminate this Trust prior to the time all benefit payments under the Plan has been made. All assets in the Trust at termination shall be returned to MART to be held subject to the provisions of the Plan.

          D.   Section II of this Agreement may not be
amended for
two (2) years following a Change of Control of MART.

SECTION XIII - MISCELLANEOUS

          A.   Any provision of this Agreement that is
prohibited
by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          B.   Benefits payable to Plan participants
and their
beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          C.   This Agreement shall be governed by and
construed
in accordance with the laws of Maryland.

          D.   The Trustee shall determine the manner
and amount
of payments to be made to Plan participants or their beneficiaries and shall make such payments in accordance with the terms of the Plan.
Notwithstanding anything to the contrary contained in this Agreement or in the Plan: (i) in the event that the Internal Revenue
Service prevails in its
claim that amounts contributed to and held in the Trust, and/or earnings thereon, constitute taxable income to a Plan participant or his or her beneficiary for any taxable year of him or her, prior to the taxable year in which such contributions and/or earnings are distributed to him or her, or
(ii) in the event that legal counsel satisfactory to MART, the Trustee and the applicable Plan participant or his or her beneficiary, renders an opinion that the Internal Revenue Service would likely prevail in such a claim, the allocable assets in the Trust Fund shall be immediately distributed to the participant or his or her beneficiary. For purposes of this Section XIII.E, the
Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Trustee, based upon an opinion of legal counsel satisfactory to MART, the Trustee and the
Plan participant or his or her beneficiary, fails to appeal a decision of the
Internal Revenue Service, or of a court of applicable jurisdiction, with respect to such claim, to an appropriate Internal
Revenue Service appeals
authority or to a court of higher jurisdiction within the appropriate time period.

SECTION XIV - CHANGE OF CONTROL

          For purposes of this Agreement, Change of Control shall mean as to MART: (i) the acquisition by any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of
1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of twenty-five percent (25%) or more of either the outstanding common shares of beneficial interest or the combined voting power of MART's then outstanding voting securities entitled to vote generally, (ii) the approval by the stockholders of MART of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of MART immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than twenty-five percent (25%) of the combined voting power of the resulting business organization's securities entitled to vote generally in the election of trustees, or
(iii) a liquidation or dissolution of MART or of the sale of all or substantially all of MART's assets.

SECTION XV - PREVIOUS DEFERMENT AGREEMENTS

          Certain members of the Board of Trustees of MART entered into Deferment Agreements with MART dated as of December 31, 1993.
As of April 1, 1998, no further deferrals are allowed under those Deferment
Agreements and any future deferrals by members of the Board must be made in accordance with the terms of the Plan.

          From and after April 1, 1998, amounts
deferred under the
Deferment Agreements will be held in this Trust as provided for in Section
XIV of the Plan.

SECTION XVI - EFFECTIVE DATE

          The effective date of this Trust is April 1, 1998.

SECTION XVII - SIGNATURES

                              MID-ATLANTIC REALTY
TRUST


________________________ By:_________________________________
Date           F. Patrick Hughes, President


                                   TRUSTEE

________________________
_________________________________
Date                          Eugene T. Grady


3/4/98